PROMISSORY NOTE
$10,000,000                                                   November 13, 1996
                                                                Denver, Colorado

     FOR VALUE RECEIVED, FORELAND CORPORATION, a Nevada corporation, and EAGLE SPRINGS PRODUCTION LIMITED-LIABILITY COMPANY a/k/a EAGLE SPRINGS PRODUCTION LIMITED LIABILITY COMPANY, a Nevada limited liability company (collectively, "Borrower"), jointly and severally, promise to pay to the order of COLORADO NATIONAL BANK ("Payee"), the principal sum of $10,000,000, or such lesser amount as may be borrowed hereunder, together with interest on the outstanding unpaid balance of such principal amount at the rate provided below.

     This Note is issued pursuant to, and is subject to the terms and provisions of, the Revolving Credit Agreement dated as of November 13, 1996, among Borrower and Payee, as now in effect or as hereafter amended, modified, extended or amended and restated (the "Credit Agreement"). Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

     The outstanding principal amount of this Note shall be payable as provided in the Credit Agreement. The entire outstanding principal balance of this Note shall be due and payable on December 31, 2001 (unless payable sooner pursuant to the terms of the Credit Agreement) and shall bear interest initially at the fluctuating rate, adjustable the day of any change, equal to the annual rate publicly announced or published from time to time by Payee as its base rate, which may not be the lowest interest rate charged by Payee (the ''Base Rate"), plus the applicable Base Rate Spread.

     Interest shall accrue daily, shall be payable on the first Business Day of each month, commencing December 2, 1996, and at the maturity of this Note, and shall be calculated on the basis of a 360-day year, and the actual number of days elapsed.

     All payments of principal and interest hereon shall be made at Payee's offices at 950 Seventeenth Street, Denver, Colorado 80202 (or at such other place as Payee shall have designated to Borrower in writing) on the date due in immediately available funds and without set-off or counterclaim or deduction of any kind. All payments received hereunder shall be applied first to costs of collection, second to accrued interest as of the date of payment and third to the outstanding principal balance of this Note.

     Notwithstanding anything to the contrary contained in this Note, from and after the expiration of any applicable period of grace provided for in the Credit Agreement, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at a fluctuating rate, adjustable the day of any change in such rate, equal to five percentage points above the Base Rate, until paid, and shall be payable monthly or, at the option of the holder hereof, on demand.

     This Note is secured by, and the holder of this Note is entitled to the benefits of, the documents described in the Credit Agreement (the "Security Documents"). Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

     Subject to the expiration of any applicable period of grace provided for in the Credit Agreement, in the event of (a) any default in any payment of the principal of or interest on this Note when due and payable, or (b) any other Event of Default (as defined in the Credit Agreement), then the whole principal sum of this Note plus accrued interest and all other obligations of Borrower to holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of Payee, become immediately due and payable, and any or all of the rights and remedies provided herein and in the Credit Agreement and the Security Documents, as they may be amended, modified or supplemented from time to time may be exercised by Payee.

     If Borrower fails to pay any amount due under this Note and Payee has to take any action to collect the amount due or to exercise its rights under the Security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to foreclose the Security Documents or to enforce Payee's rights under the Security Documents, then Borrower agrees to pay on demand all reasonable costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or proceeding, incurred by Payee, including without limitation the reasonable fees and disbursements of Payee's attorneys and their staff.

     Borrower waives presentment, notice of dishonor and protest, and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party, except as provided in the Credit Agreement. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.

     If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

     No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have. The Persons comprising Borrower shall be jointly and severally liable for all of the obligations of Borrower hereunder.

     All notices given hereunder shall be given as provided in the Credit Agreement.

     At the option of the holder hereof, an action may be brought to enforce this Note in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower and all signers or endorsers hereof consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the District of Colorado and to service of process under Sections 13-1-124(1)(a) and 13-1-125, Colorado Revised Statutes
(1973), as amended, in any action commenced to enforce this Note.

     This Note is to be governed by and construed according to the laws of the State of Colorado.

                                        FORELAND CORPORATION

                                        By: /s/ Kenneth L. Ransom, President

                                        EAGLE SPRINGS PRODUCTION LIMITED
                                        LIABILITY COMPANY a/k/a EAGLE SPRINGS
                                        PRODUCTION LIMITED LIABILITY COMPANY

                                        By: /s/ Kenneth L. Ransom, Manager